UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Fiscal Year 2011 Annual Management Incentive Plan

Item 1.01 Entry into a Material Definitive Agreement
On May 10, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Navarre Corporation (the “Company”) approved the Fiscal Year 2011 Annual Management Incentive Plan (the “Plan”), which is filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference. The Plan establishes criteria to be met in order for cash bonuses to be paid to the Company’s executive officers and other management employees. Bonuses may be earned based on the achievement of certain Company financial objectives and individual goals during the fiscal year ending March 31, 2011 (“Fiscal Year 2011”). The annual “Bonus Pool” is the amount of money available for payout of bonuses as determined by the Compensation Committee based upon the aggregate bonus potential of all participants and the extent to which the financial objectives and individual objectives have been achieved. However, the Committee reserves the right to change, suspend, or discontinue the Plan at any time without prior notice to participants.
The Committee has selected the following financial objectives for Fiscal Year 2011: consolidated EBITDA and net sales targets, as indicated in the Plan, and, for subsidiary participants, subsidiary specific EBITDA and net sales targets. Thresholds for the financial objectives payout will be attainment of 80% of target or greater for EBITDA and 90% of target or greater for net sales, with payouts occurring between threshold and target on a sliding scale. In addition, if consolidated EBITDA exceeds the target, the Bonus Pool will be increased by 25% of the excess amount, and participants will share in the enhanced Bonus Pool on a pro-rata basis. However, individual participant bonus payments under the Plan are capped at 150% of the participant’s target bonus. The Committee believes that achievement of the target financial objectives will be challenging for the participants.
The Committee approved the following target bonus opportunities for our executive officers: Cary L. Deacon – 80% of base salary; J. Reid Porter – 55% of base salary; and each of Gen Fukunaga, Joyce Fleck and Calvin Morrell – 50% of base salary.
The Committee also approved a maximum discretionary pool of $500,000. The Committee may determine, in its discretion, to reward participants with exemplary performance during the fiscal year out of the discretionary pool whether or not financial objectives are achieved.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits. The following exhibit is filed with this document:

Exhibit
10.1	Fiscal Year 2011 Annual Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: May 14, 2010	By:	/s/ Cary L. Deacon
		Name:	Cary L. Deacon
		Title:	President and CEO

Exhibit Index

Exhibit No.	Description
10.1	Fiscal Year 2011 Annual Management Incentive Plan